UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 28, 2024

Date of report (Date of earliest event reported)

Surmodics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	SRDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On May 28, 2024, Surmodics, Inc., a Minnesota corporation (the “Company”), entered into a Merger Agreement (the “Merger Agreement”) with BCE Parent, LLC, a Delaware limited liability company (“Parent”), and BCE Merger Sub, Inc., a Minnesota corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

The Merger

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge (the “Merger”) with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (“Company Common Stock”) then outstanding (other than (1) those shares owned by Merger Sub, Parent, the Company, or any direct or indirect wholly owned subsidiary of Parent or the Company (which will be cancelled without any consideration), (2) any shares outstanding immediately prior to the Effective Time and held of record or beneficially by a Person who has not voted in favor of approval of this Agreement and who is entitled to demand and properly demands and perfects such holder’s dissenter’s rights with respect to such Shares (“Dissenting Shares”), and (3) any shares that have been issued as a restricted stock award pursuant to any of the Stock Incentive Plans (as defined in the Merger Agreement) and that remains unvested and subject to forfeiture thereunder (“Restricted Shares”) (which will be treated as described below)) will be converted into the right to receive $43.00 in cash, without interest (the “Merger Consideration”).

Merger Consideration

The Merger Agreement provides that, at the Effective Time, each of the Company’s then outstanding equity awards will be treated as follows: (1) each restricted stock unit or deferred stock unit that has been issued pursuant to any of the Stock Incentive Plans will be cancelled in exchange for an amount in cash equal to the Merger Consideration net of any taxes withheld pursuant to the Merger Agreement; (2) each Restricted Share will be cancelled in exchange for an amount in cash equal to the Merger Consideration, net of any taxes withheld pursuant to the Merger Agreement; and (3) each unexercised option to acquire Company Common Stock will be (i) if the Merger Consideration for such option is equal to or greater than the exercise price per share of Company Common Stock subject to such option, cancelled in exchange for an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such option multiplied by the number of shares of Company Common Stock subject to such option, and (ii) if the Merger Consideration for such option is less than the exercise price per share of Company Common Stock subject to such option, cancelled for no consideration.

Conditions

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of closing conditions set forth in the Merger Agreement, including (1) the approval of the Company’s shareholders, (2) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (3) the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to the Company and (4) other customary closing conditions.

Termination Rights

The Merger Agreement may be terminated with the mutual written consent of Parent and the Company and also contains termination rights for each of Parent and the Company, including, among others, (1) if the Merger has not been consummated by February 28, 2025 (which date may be extended one or more times, for up to nine additional months in total, under specified circumstances), (2) if a final and nonappealable judgment or law makes consummation of the Merger illegal or prevents the consummation of the Merger, (3) if the required approval of the Company’s shareholders is not obtained, or (4) in the case of a material uncured breach by the other party, in each case as further described in, and subject to the terms and conditions of, the Merger Agreement. Parent may terminate the Merger Agreement in certain circumstances generally related to an adverse change in the Company’s board of directors’ recommendation in favor the Merger and, as further described below, the Company may terminate the Merger Agreement to accept a Superior Proposal, as further described in, and subject to the terms and conditions of, the Merger Agreement.

Termination Fees

Upon termination of the Merger Agreement under specified circumstances, generally relating to alternative acquisition proposals or an adverse change in the Company’s board of directors’ recommendation in favor the Merger, the Company would be required to pay Parent a termination fee of $20,380,000. Upon termination of the Merger Agreement under specified circumstances, generally relating to a failure of the Merger to be completed due to certain regulatory impediments, Parent would be required to pay the Company a reverse termination fee of $50,170,000. In certain other circumstances, generally related to a failure by Parent to consummate the Merger when required to do so pursuant to the terms of the Merger Agreement, Parent would be required to pay the Company a reverse termination fee of $47,030,000. The Merger Agreement also contains restrictions on the Company’s ability to seek specific performance of Parent’s obligation to consummate the Merger and generally limits the aggregate liability of Parent for a breach of the Merger Agreement to the amount of the termination fee payable by Parent to the Company.

Other Terms and Conditions

Each of the Company, Parent, and Merger Sub has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective reasonable best efforts to effect the transaction, including securing required regulatory approvals, subject to the terms and conditions in the Merger Agreement. In addition, the Company has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger.

Alternative Transactions

The Company will be subject to customary restrictions on soliciting or initiating discussions with respect to alternative acquisition proposals and restrictions on its ability to respond to or enter into any agreement with respect to an alternative acquisition proposal, subject to certain limited exceptions to permit the Company to comply with its fiduciary duties. In the event that the board of directors of the Company receives an alternative acquisition proposal that it determines is a Superior Proposal (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the Company may, subject to compliance with requirements to provide notice to and a period for Parent to match such proposal, payment of the termination fee payable by the Company to Parent described above and other conditions and requirements set forth in the Merger Agreement, terminate the Merger Agreement to accept the applicable Superior Proposal.

Financing

Parent has advised that it intends to finance the Merger and related expenses with a combination of (i) equity financing to be provided by funds affiliated with GTCR LLC (the “GTCR Funds”), which has agreed to capitalize Parent with $287,300,000, subject to the terms and conditions set forth in an equity commitment letter entered into by the GTCR Funds and Parent; and (ii) debt financing to be provided pursuant to a debt commitment letter among GTCR BC Purchaser, Inc., an affiliate of Parent, and Oak Hill Advisors, L.P., Bank of Montreal, BMO Capital Markets Corp., Antares Capital LP, Brinley Partners, LP and Northwestern Mutual Investment Management Company, LLC (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties have agreed to provide Parent and its affiliates at the Closing with $450,000,000 of borrowings under committed borrowing facilities to finance the Merger and refinance certain existing indebtedness, including existing indebtedness of affiliates of the Parent, subject to the terms and conditions set forth in such debt commitment letter.

*   *   *

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included with this filing to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company or Parent. The representations, warranties, covenants, and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of the allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties, covenants, and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the proposed Merger, on May 27, 2024, the Board adopted a new Executive Transaction Bonus Program (the “Executive Transaction Bonus Program”) and approved awards thereunder (each, an “Individual Transaction Bonus”) of cash bonuses contingent upon a “Change of Control” (as defined therein), such as the Merger, to certain of the Company’s officers, including a $75,000 award to each of the Company’s the principal executive officer, principal financial officer and other named executive officers. Each Individual Transaction Bonus will be governed by the Executive Transaction Bonus Program plan and a Bonus Agreement thereunder and will be subject to the terms and conditions thereof, including a requirement of continued employment through the date of the closing of the Merger. Any Individual Transaction Bonus would be payable no later than the first regularly scheduled payroll payment occurring at least one full week after the closing of the Merger.

The foregoing description of the Executive Transaction Bonus Program does not purport to be complete and is subject, and qualified in its entirety by reference, to the full texts of the Executive Transaction Bonus Program and Form of Bonus Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2024, the Board adopted an amendment (the “Amendment”) to the Restated Bylaws of the Company, adding a new Article 10, Exclusive Forum, which provides that, unless the Company consents in writing to the selection of an alternative forum, Minnesota state and federal courts will be the exclusive forum for certain specified corporate law-based suits involving the Company.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified by, the full text of the Restated Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 29, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Company Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the Merger Agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the HSR Act, (d) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied, (e) all or part of Parent’s financing may not become available, and (f) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent the Company from specifically enforcing Parent’s obligations under the Merger Agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee of $20,380,000, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed Merger, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed Merger. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning the Company are (or, when filed, will be) available free of charge at http://www.sec.gov, and http://www.surmodics.com under the “Investors” tab. Shareholders should read carefully the proxy statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they will contain important information.

This document does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company, its directors, and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed Merger. Information regarding the names of such persons and their respective interests in the Merger, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 22, 2023, and the definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on December 18, 2023. To the extent the Company’s directors and executive officers or their holdings of Company securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at http://www.sec.gov, and http://www.surmodics.com under the “Investors” tab.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Merger Agreement, dated as of May 28, 2024, by and among Surmodics, Inc., BCE Parent, LLC and BCE Merger Sub, Inc.

3.1	Amendment to the Restated Bylaws of Surmodics, Inc.

10.1	Executive Transaction Bonus Program

10.2	Form of Bonus Agreement (included in Exhibit 10.1)

99.1	Joint Press Release, dated May 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: May 29, 2024	/s/ Gordon S. Weber
Gordon S. Weber
Senior Vice President of Legal, General Counsel and Secretary